Filed Pursuant to Rule 424(b)(5)
Registration No. 333-255834

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities, and are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION—DATED NOVEMBER 15, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated May 13, 2021)

$75,000,000

ATLANTICUS HOLDINGS CORPORATION

% Senior Notes due 2026

We are offering $75 million principal amount of our                 % senior notes due 2026 (the “Notes”) as described in this prospectus supplement and the accompanying prospectus.  Interest on the Notes will accrue from                  , 2021 and will be paid quarterly in arrears on February 1, May 1, August 1, and November 1 of each year, commencing on February 1, 2022, and at maturity.  The Notes will mature on November 30, 2026.  We may redeem the Notes for cash in whole or in part at any time at our option. Prior to November 30, 2023, the redemption price will be $25.00 per $25.00 principal amount of Notes, plus a “make-whole” premium calculated as described herein, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. Thereafter, we may redeem the Notes (i) on or after November 30, 2023 and prior to November 30, 2024, at a price equal to $25.50 per $25.00 principal amount of Notes, (ii) on or after November 30, 2024 and prior to November 30, 2025, at a price equal to $25.25 per $25.00 principal amount of Notes, and (iii) on or after November 30, 2025, at a price equal to $25.00 per $25.00 principal amount of Notes, plus (in each case noted above) accrued and unpaid interest, if any, to, but excluding, the date of redemption. See “Description of the Notes — Optional Redemption.” The Notes will be issued in denominations of $25.00 and in integral multiples in excess thereof.

The Notes will be our general unsecured obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness, and will rank senior in right of payment to our future subordinated indebtedness, if any. The Notes will be effectively subordinated in right of payment to all of our existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness, and the Notes will be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries (excluding any amounts owed by such subsidiaries to the Company).

Investing in the Notes involves risks. See the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement and page 2 of the accompanying base prospectus to read about factors you should consider before buying the Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We intend to apply to list the Notes on the Nasdaq Global Select Market (“Nasdaq”). If approved for listing, trading on Nasdaq is expected to begin within 30 business days of                   , 2021, the original issue date.

	Per Note	Total(1)
Public offering price(2)	$	$
Underwriting discount(3)	$	$
Proceeds to us, before expenses(3)	$	$

(1) Assumes no exercise of the option described below.

(2) Plus accrued interest from                   , 2021, if the initial settlement occurs after that date.

(3) See “Underwriting” for a description of all underwriting compensation payable in connection with this offering.

We have granted the underwriters an option to purchase up to an additional $11.25 million aggregate principal amount of the Notes within 30 days from the date of this prospectus supplement.

The underwriters expect to deliver the Notes to purchasers in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants on or about                   , 2021.

Book-Running Managers

B. Riley Securities	Janney Montgomery Scott	Ladenburg Thalmann	William Blair

Lead Manager

EF Hutton, division of Benchmark Investments, LLC

Co-Managers

Aegis Capital Corp.	Brownstone Investment Group	InspereX	Maxim Group LLC

The date of this prospectus supplement is November , 2021.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying base prospectus, including the documents incorporated by reference therein, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying base prospectus.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or with any document incorporated by reference therein that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein include important information about us, the securities being offered and other information you should know before investing in our securities. You should read the entire prospectus supplement and the accompanying base prospectus carefully, including the “Risk Factors” contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and the financial statements incorporated by reference in this prospectus supplement and the accompanying base prospectus, before making an investment decision. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying base prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” as well as any free writing prospectus provided in connection with this offering.

You should rely only on this prospectus supplement, the accompanying base prospectus, and any free writing prospectus provided in connection with this offering and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any free writing prospectus provided in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, or any free writing prospectus provided in connection with this offering is accurate as of any date other than as of the date of this prospectus supplement, the accompanying base prospectus, or such free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The industry and market data and other statistical information contained in this prospectus supplement, the accompanying base prospectus and the documents we incorporate by reference herein or therein are based on management’s estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information. None of the independent industry publications used in this prospectus supplement, the accompanying base prospectus or the documents we incorporate by reference herein or therein were prepared on our or our affiliates’ behalf and none of the sources cited by us consented to the inclusion of any data from its reports, nor have we sought their consent.

S-i

Unless the context indicates otherwise or as otherwise expressly stated, references in this prospectus supplement to the “Company,” “Atlanticus,” “we,” “us,” “our” and similar terms refer to Atlanticus Holdings Corporation and its subsidiaries.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

You should carefully review and consider the “Risk Factors” section of this prospectus supplement, the accompanying base prospectus and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, which is incorporated by reference into this prospectus. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements. You should not place undue reliance on these statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These forward-looking statements reflect the views of our senior management with respect to our financial performance, operations and future events with respect to our business and our industry in general. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” or the negative and similar statements of a future or forward-looking nature may identify forward-looking statements. These forward-looking statements address matters that involve risks, uncertainties and assumptions that could cause our actual results and the timing of certain events to differ materially from those expressed in these statements. These factors include, among others, those set forth in the “Risk Factors” section in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, and in the other documents that we file with the SEC. There also are other factors that we may not describe, generally because we currently do not perceive them to be material, which could cause actual results to differ materially from our expectations. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary contains basic information about this offering. It may not contain all the information that is important to you. The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and in the accompanying base prospectus. You should also review the “Risk Factors” section of this prospectus supplement to determine whether an investment in the Notes is appropriate for you.

THE COMPANY

We utilize proprietary analytics and a flexible technology platform to enable financial institutions to provide various credit and related financial services and products to everyday Americans. According to data published by Experian, 41% of Americans had FICO® scores of less than 700 as of the second quarter of 2019. A recent survey conducted by Highland Solutions found that 63% of Americans lived “paycheck to paycheck” and 82% of people do not have access to an emergency fund. We believe this equates to a population of over 100 million everyday Americans in need of additional access to credit. These consumers often have financial needs that are not effectively met by larger financial institutions. By facilitating fairly priced consumer credit and financial service alternatives with value added features and benefits specifically curated for the unique needs of these consumers, we endeavor to empower everyday Americans on a path to improved financial well-being.

Currently, within our Credit and Other Investments segment, we are applying the experiences gained and infrastructure built from servicing over $26 billion in consumer loans over our 25-year operating history to support lenders who originate a range of consumer loan products. These products include private label and general purpose credit cards originated by lenders through multiple channels, including retail and healthcare point-of-sale (collectively "point-of-sale"), direct mail solicitation, online and partnerships with third parties. In the point-of-sale channel, we partner with retailers and service providers in various industries across the United States (“U.S.”) to allow them to provide credit to their customers for the purchase of a variety of goods and services including consumer electronics, furniture, elective medical procedures, healthcare, educational services and home-improvements. The services of our bank partners are often extended to consumers who may not have access to financing options with larger financial institutions. We specialize in supporting this “second-look” credit service. Our flexible technology platform allows our bank partners to integrate our paperless process and instant decisioning platform with the technology infrastructure of participating retailers and service providers. Using this technology platform and proprietary analytics, lenders can make instant credit decisions utilizing hundreds of inputs from multiple sources and thereby offer credit to consumers overlooked by many providers of financing who focus exclusively on consumers with higher FICO scores. By supporting a range of products through a multitude of channels, we enable lenders to provide the right type of credit, whenever and wherever the consumer has a need.

We are principally engaged in providing products and services to lenders in the U.S. and, in most cases, we invest in the receivables originated by lenders who utilize our technology platform and other related services. From time to time, we also purchase receivables portfolios from third parties.

Using our infrastructure and technology platform, we also provide loan servicing, including risk management and customer service outsourcing, for third parties. Also through our Credit and Other Investments segment, we engage in testing and limited investment in consumer finance technology platforms as we seek to capitalize on our expertise and infrastructure.

Within our Auto Finance segment, our CAR subsidiary operations principally purchase and/or service loans secured by automobiles from or for, and also provide floor plan financing for, a pre-qualified network of independent automotive dealers and automotive finance companies in the buy-here, pay-here, used car business. We purchase auto loans at a discount and with dealer retentions or holdbacks that provide risk protection. Also within our Auto Finance segment, we are providing certain installment lending products in addition to our traditional loans secured by automobiles.

Additional Information

Our principal executive offices are located at Five Concourse Parkway, Suite 300, Atlanta, Georgia 30328, and our telephone number is (770) 828-2000. Our internet address is www.atlanticus.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

THE OFFERING

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the terms of the Notes, see the “Description of the Notes” section of this prospectus supplement.

Issuer	Atlanticus Holdings Corporation

Title of the Securities	% Senior Notes due 2026

Aggregate Principal Amount Offered	$75 million

Option to Purchase Additional Notes	The underwriters also may purchase from the Company up to an additional $11.25 million aggregate principal amount of the Notes, within 30 days of the date of this prospectus supplement.

Initial Public Offering Price	100% of the aggregate principal amount

Issue Date	, 2021

Maturity Date	November 30, 2026

Interest

The Notes will bear cash interest from         , 2021 at an annual rate of      %, payable quarterly in arrears on February 1, May 1, August 1, and November 1 of each year, commencing on February 1, 2022, and at maturity. If an interest payment date falls on a day other than a business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

Guarantors	None.

Ranking

The Notes will be general unsecured obligations of the Company, and will rank equal in right of payment with all of its other existing and future senior unsecured and unsubordinated indebtedness. The Notes will rank senior in right of payment to our future subordinated indebtedness, if any. The Notes will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries (excluding any amounts owed by such subsidiaries to the Company). As of November   , 2021, after giving pro forma effect to this offering and the use of proceeds therefrom, we would have had $     million of indebtedness outstanding, of which $     million would have been secured.

The indenture governing the Notes does not limit the amount of indebtedness that we or our subsidiaries may incur or whether any such indebtedness can be secured by our assets.

Optional Redemption

We may redeem the Notes for cash in whole or in part at any time at our option. Prior to November 30, 2023, the redemption price will be $25.00 per $25.00 principal amount of Notes, plus a “make-whole” premium calculated as described herein, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. On and after November 30, 2023, we may redeem the Notes (i) on or after November 30, 2023 and prior to November 30, 2024, at a price equal to $25.50 per $25.00 principal amount of Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, (ii) on or after November 30, 2024 and prior to November 30, 2025, at a price equal to $25.25 per $25.00 principal amount of Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, and (iii) on or after November 30, 2025, at a price equal to $25.00 per $25.00 principal amount of Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. See “Description of the Notes — Optional Redemption” for additional details.

Sinking Fund	The Notes will not be subject to any sinking fund (i.e., no amounts will be set aside by us to ensure repayment of the Notes at maturity).

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Events of Default

Events of default generally will include (i) failure to pay principal or interest, (ii) failure to observe or perform any other covenant in the Notes or in the indenture, and (iii) certain events of bankruptcy, insolvency or reorganization. See “Description of the Notes — Events of Default.”

Certain Covenants

The indenture that governs the Notes will contain certain covenants, including, but not limited to, restrictions on our ability to merge or consolidate with or into any other entity. See “Description of the Notes — Covenants.”

No Financial Covenants	The indenture governing the Notes does not contain financial covenants.

Additional Notes

We may from time to time, without the consent of the existing holders, issue additional Notes, including, without limitation, upon exercise by the underwriters of the option referenced above under the heading “Option to Purchase Additional Notes.” Any such additional Notes issued to the underwriters shall have, and any other additional Notes that we may issue may have, the same terms as to status, redemption or otherwise as the Notes offered by this prospectus supplement, except the price to public, the issue date and, if applicable, the initial interest accrual date and the initial interest payment date. Any such additional Notes may constitute a single fungible series with the Notes offered by this prospectus supplement. If any such additional Notes are not fungible with the Notes initially offered hereby for U.S. federal income tax purposes, such additional Notes will have one or more separate CUSIP numbers.

Defeasance	The Notes are subject to legal and covenant defeasance by us. See “Description of the Notes — Defeasance” for more information.

Listing

No current market exists for the Notes. We intend to apply to list the Notes on Nasdaq under the symbol “ATLCL”.  If the application is approved, we expect trading in the Notes to begin within 30 business days after the original issue date.  We cannot assure you that our listing application will be approved within 30 business days or at all.

Form and Denomination

The Notes will be issued in book-entry form in denominations of $25.00 and integral multiples in excess thereof. The Notes will be represented by a permanent global certificate deposited with the trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the Notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Trustee	U.S. Bank National Association

Governing Law	The Notes and the indenture governing the Notes will be governed by and construed in accordance with the laws of the State of New York.

Risk factors

An investment in the Notes involves risks. You should carefully consider the discussion of risks in “Risk Factors” in this prospectus supplement and the other information included in or incorporated by reference in this prospectus supplement and the accompanying base prospectus before making an investment decision.

Material federal income tax considerations	Material federal income tax considerations of purchasing, owning and disposing of the Notes are summarized in “Material U.S. Federal Income Tax Considerations” in this prospectus supplement.

RISK FACTORS

Investing in the Notes involves risks. Before you make a decision to buy the Notes, in addition to the risks and uncertainties discussed above under “Cautionary Notice Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, together with all other information appearing in or incorporated by reference into such reports and this prospectus supplement and the accompanying base prospectus. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of the Notes could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus supplement, the accompanying base prospectus or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Related to this Offering and to the Notes

We may be able to incur substantially more debt, which could have important consequences to you, and we may be unable to service our debt.

We may be able to incur substantial additional indebtedness in the future. The terms of the indenture governing the Notes will not prohibit us from doing so. If we incur any additional indebtedness that ranks equally with the Notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization or dissolution. This may have the effect of reducing the amount of proceeds paid to you. Incurrence of additional debt would also further reduce the cash available to invest in operations, as a result of increased debt service obligations. If new debt is added to our current debt levels, the related risks that we now face could intensify.

Our level of indebtedness could have important consequences to you, because:

●	it could affect our ability to satisfy our financial obligations, including those relating to the Notes;

●

a substantial portion of our cash flows from operations would have to be dedicated to interest and principal payments and may not be available for operations, capital expenditures, expansion, acquisitions or general corporate or other purposes;

●	it may impair our ability to obtain additional debt or equity financing in the future;

●	it may limit our ability to refinance all or a portion of our indebtedness on or before maturity;

●	it may limit our flexibility in planning for, or reacting to, changes in our business and industry; and

●	it may make us more vulnerable to downturns in our business, our industry or the economy in general.

Our operations may not generate sufficient cash to enable us to service our debt. If we fail to make a payment on the Notes, we could be in default on the Notes, and this default could cause us to be in default on other indebtedness, to the extent outstanding. Conversely, a default under any other indebtedness, if not waived, could result in acceleration of the debt outstanding under the related agreement and entitle the holders thereof to bring suit for the enforcement thereof or exercise other remedies provided thereunder. In addition, such default or acceleration may result in an event of default and acceleration of other indebtedness of the Company, entitling the holders thereof to bring suit for the enforcement thereof or exercise other remedies provided thereunder. If a judgment is obtained by any such holders, such holders could seek to collect on such judgment from the assets of the Company. If that should occur, we may not be able to pay all such debt or to borrow sufficient funds to refinance it. Even if new financing were then available, it may not be on terms that are acceptable to us.

However, no event of default under the Notes would result from a default or acceleration of, or suit, other exercise of remedies or collection proceeding by holders of, our other outstanding debt, if any. As a result, all or substantially all of our assets may be used to satisfy claims of holders of our other outstanding debt, if any, without the holders of the Notes having any rights to such assets. The indenture governing the Notes will not restrict our ability to incur additional indebtedness.

The Notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness that we currently have or that we may incur in the future.

The Notes will not be secured by any of our assets or any of the assets of our subsidiaries. As a result, the Notes will be effectively subordinated to any secured indebtedness that we or our subsidiaries have currently outstanding or may incur in the future to the extent of the value of the assets securing such indebtedness. The indenture governing the Notes will not prohibit us or our subsidiaries from incurring additional secured (or unsecured) indebtedness in the future. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness and may consequently receive payment from these assets before they may be used to pay other creditors, including the holders of the Notes.

The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The Notes will be obligations exclusively of the Company and not of any of our subsidiaries. None of our subsidiaries will be a guarantor of the Notes, and the Notes are not required to be guaranteed by any subsidiaries we may acquire or create in the future. Therefore, in any bankruptcy, liquidation or similar proceeding, all claims of creditors (including trade creditors) of our subsidiaries will have priority over our equity interests in such subsidiaries (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such subsidiaries. Even if we are recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Consequently, the Notes will be structurally subordinated to all indebtedness and other liabilities (including trade payables) of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish as financing vehicles or otherwise. The indenture governing the Notes will not prohibit us or our subsidiaries from incurring additional indebtedness in the future or granting liens on our assets or the assets of our subsidiaries to secure any such additional indebtedness. In addition, future debt and security agreements entered into by our subsidiaries may contain various restrictions, including restrictions on payments by our subsidiaries to us and the transfer by our subsidiaries of assets pledged as collateral.

The indenture governing the Notes will contain limited protection for holders of the Notes.

The indenture under which the Notes will be issued offers limited protection to holders of the Notes. The terms of the indenture and the Notes will not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in the Notes. In particular, the terms of the indenture and the Notes will not place any restrictions on our or our subsidiaries’ ability to:

●

issue debt securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the value of the assets securing such indebtedness or other obligations, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore would be structurally senior to the Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Notes with respect to the assets of our subsidiaries;

●	pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities subordinated in right of payment to the Notes;

●	sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

●	enter into transactions with affiliates;

●	create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

●	make investments; or

●	create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

In addition, the indenture will not include any protection against certain events, such as a change of control, a leveraged recapitalization or “going private” transaction (which may result in a significant increase of our indebtedness levels), restructuring or similar transactions. Furthermore, the terms of the indenture and the Notes will not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow, or liquidity. Also, an event of default or acceleration under our other indebtedness would not necessarily result in an “Event of Default” under the Notes.

Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the indenture may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the trading value of the Notes.

Other debt we issue or incur in the future could contain more protections for its holders than the indenture and the Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Notes.

We may not be able to generate sufficient cash to service all of our debt, and may be forced to take other actions to satisfy our obligations under such indebtedness, which may not be successful.

Our ability to make scheduled payments on, or to refinance our obligations under, our debt will depend on our financial and operating performance and that of our subsidiaries, which, in turn, will be subject to prevailing economic and competitive conditions and to financial and business factors, many of which may be beyond our control.

We may not maintain a level of cash flow from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. If our cash flow and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek to obtain additional equity capital or restructure our debt. In the future, our cash flow and capital resources may not be sufficient for payments of interest on, and principal of, our debt, and such alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. We may not be able to refinance any of our indebtedness or obtain additional financing. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those sales, or if we do, at an opportune time, the proceeds that we realize may not be adequate to meet debt service obligations when due. Repayment of our indebtedness, to a certain degree, is also dependent on the generation of cash flows by our subsidiaries (none of which will be guarantors) and their ability to make such cash available to us, by dividend, loan, debt repayment, or otherwise. Our subsidiaries may not be able to, or be permitted to, make distributions or other payments to enable us to make payments in respect of our indebtedness. Each of our subsidiaries is a distinct legal entity and, under certain circumstances, applicable U.S. and foreign legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. In the event that we do not receive distributions or other payments from our subsidiaries, we may be unable to make required payments on our indebtedness.

An increase in market interest rates could result in a decrease in the value of the Notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value. Consequently, if you purchase the Notes, and the market interest rates subsequently increase, the market value of your Notes may decline.

An active trading market for the Notes may not develop, which could limit the market price of the Notes or your ability to sell them.

The Notes are a new issue of debt securities for which there currently is no trading market. We intend to apply to list the Notes on Nasdaq within 30 business days of the original issue date under the symbol “ATLCL”. An active trading market may not develop for the Notes and you may not be able to sell your Notes. If the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, general economic conditions, our financial condition, performance and prospects and other factors. The underwriters have advised us that they may make a market in the Notes, but they are not obligated to do so. The underwriters may discontinue any market-making in the Notes at any time at their sole discretion. Accordingly, a liquid trading market may not develop for the Notes, you may not be able to sell your Notes at a particular time and the price you receive when you sell may not be favorable. To the extent an active trading market does not develop, the liquidity and trading price for the Notes may be harmed. Therefore, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time.

In addition, there may be a limited number of buyers when you decide to sell your Notes. This may affect the price, if any, offered for your Notes or your ability to sell your Notes when desired or at all.

We may issue additional Notes.

Under the terms of the indenture governing the Notes, we may from time to time without notice to, or the consent of, the holders of the Notes, create and issue additional Notes which may rank equally with the Notes. If any such additional Notes are not fungible with the Notes initially offered hereby for U.S. federal income tax purposes, such additional Notes will have one or more separate CUSIP numbers.

The rating for the Notes could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency.

Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. A rating is not a recommendation to purchase, sell or hold the Notes. Ratings do not reflect market prices or suitability of a security for a particular investor and the rating of the Notes may not reflect all risks related to us and our business, or the structure or market value of the Notes. We may elect to issue other securities for which we may seek to obtain a rating in the future. If we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the Notes.

We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

We intend to use the net proceeds from this offering for general corporate purposes. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of the Notes to decline.

USE OF PROCEEDS

The net proceeds from the sale of the Notes in this offering, after deducting the underwriting discount, the structuring fee and other estimated expenses of this offering payable by us, are estimated to be approximately $        million (approximately $          million if the underwriters’ option to purchase additional Notes is exercised in full).

We intend to use the net proceeds from this offering for general corporate purposes.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2021:

●	on an actual basis; and

●

on an as-adjusted basis to give effect to the sale of Notes by us in this offering (assuming no exercise of the underwriters’ option to purchase additional Notes), after deducting the underwriting discount, the structuring fee and estimated offering expenses payable by us.

	As of September 30, 2021
	Actual	As Adjusted
	(Amounts in thousands, except share count and per share data)
Cash & cash equivalents(1)	$214,774	$
Long-term debt
Revolving credit facilities	985,964
Unsecured term debt	17,421
Other debt	2,221
Total debt(2)	1,005,606
Series A Convertible Preferred Stock, 400,000 shares issued and outstanding (liquidation preference - $40.0 million)(3)	40,000
Preferred units issued to noncontrolling interests(4)	100,500
Shareholders’ equity
Common stock, no par value, 150,000,000 shares authorized: 16,553,615 shares issued and 15,094,382 shares outstanding(5)	—
Series B Preferred Stock, 3,188,533 shares issued and outstanding (liquidation preference - $79.7 million)(3)	—
Paid-in capital	252,438
Retained deficit	10,259
Treasury stock, 1,459,233 shares at cost	—
Total shareholders’ equity	262,697

Noncontrolling interests	(745)
Total equity	261,952
Total capitalization(2)(4)	$1,408,058	$

(1)	Includes restricted cash of $47,808.

(2)	Excludes unamortized debt issuance costs and discounts of $8,063.

(3)	Both the Series A Convertible Preferred Stock and the Series B Preferred Stock have no par value and are part of the same aggregate 10,000,000 shares authorized.

(4)	Excludes deferred issuance costs of $925.

(5)	The number of shares of our common stock issued and outstanding actual and as adjusted in the table above excludes, as of September 30, 2021:

●	2,039,317 shares of our common stock reserved for issuance upon the exercise of outstanding stock options; and

●	6,667 shares of our common stock reserved for issuance upon the vesting of restricted stock units and performance restricted stock units.

You should read this table in conjunction with “Use of Proceeds” as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the related notes, incorporated by reference into this prospectus supplement and the accompanying base prospectus from our Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, and incorporated by reference herein and therein.

DESCRIPTION OF THE NOTES

The following is a summary of the material terms and provisions of the Notes. The statements below describing the Notes are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the indenture and first supplemental indenture, each of which is available from us as described in the “Where You Can Find More Information” section of this prospectus supplement and is incorporated by reference in this prospectus supplement. This description of the particular terms of the Notes supplements the description of the general terms and provisions of the Notes set forth in the accompanying prospectus under “Description of Debt Securities.”

Atlanticus Holdings Corporation (the “Company”) will issue $75 million in aggregate principal amount of % Senior Notes due 2026 (the “Notes”) under an indenture to be dated as of , 2021 (the “base indenture”) between the Company and U.S. Bank National Association as trustee (the “trustee”), as supplemented by the first supplemental indenture (together with the base indenture, the “indenture”). Unless the context requires otherwise, all references to “we,” “us,” “our” and the “Company” in this section refer solely to Atlanticus Holdings Corporation, the issuer of the Notes, and not to any of its subsidiaries.

The following description is only a summary of certain provisions of the indenture and the Notes. You should read these documents in their entirety because they, and not this description, define your rights as holders of the Notes. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the indenture and to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and to all of the provisions of the indenture and those terms made a part of the indenture by reference to the Trust Indenture Act.

General

The Notes:

●	will be our general unsecured, senior obligations;

●	will be initially limited to an aggregate principal amount of $75 million (assuming no exercise of the underwriters’ option to purchase additional Notes described herein);

●	will mature on November 30, 2026 unless earlier redeemed or repurchased, and 100% of the aggregate principal amount will be paid at maturity;

●	will bear cash interest from , 2021 at an annual rate of %, payable quarterly in arrears on February 1, May 1, August 1, and November 1 of each year, beginning on February 1, 2022, and at maturity;

●	will be redeemable at our option, in whole or in part, at any time, at the prices and on the terms described under “—Optional Redemption” below;

●	will be issued in denominations of $25 and integral multiples of $25 in excess thereof;

●	will not have a sinking fund;

●	are expected to be listed on Nasdaq under the symbol “ATLCL”; and

●	will be represented by one or more registered Notes in global form, but in certain limited circumstances may be represented by Notes in definitive form.

The indenture does not limit the amount of indebtedness that we or our subsidiaries may issue. The indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under “—Covenants—Merger, Consolidation or Sale of Assets” below, the indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may from time to time, without the consent of the existing holders, issue additional Notes having the same terms as to status, redemption or otherwise (except the price to public, the issue date and, if applicable, the initial interest accrual date and the initial interest payment date) that may constitute a single fungible series with the Notes offered by this prospectus; provided that if any such additional Notes are not fungible with the Notes initially offered hereby for U.S. federal income tax purposes, such additional Notes will have one or more separate CUSIP numbers. For the avoidance of doubt, such additional Notes will still constitute a single series with all other Notes issued under the indenture for all purposes, including waivers, amendments, redemptions and offers to purchase.

Ranking

The Notes are senior unsecured obligations of the Company, and, upon our liquidation, dissolution or winding up, will rank (i) senior to the outstanding shares of our common stock, (ii) senior to any of our future subordinated debt, (iii) pari passu (or equally) with our future unsecured and unsubordinated indebtedness, (iv) effectively subordinated to any existing or future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness, and (v) structurally subordinated to all existing and future indebtedness of our subsidiaries, financing vehicles or similar facilities. See “Risk Factors—The Notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness that we currently have or that we may incur in the future.” The Notes will be obligations solely of the Company and will not be guaranteed by any of our subsidiaries.

Interest

Interest on the Notes will accrue at an annual rate equal to % from and including , 2021 to, but excluding, the maturity date or earlier acceleration or redemption and will be payable quarterly in arrears on February 1, May 1, August 1, and November 1 of each year, beginning on February 1, 2022, and at maturity, to the holders of record at the close of business on the immediately preceding January 15, April 15, July 15 and October 15 (and November 15, 2026 immediately preceding the maturity date), as applicable (whether or not a business day).

The initial interest period for the Notes will be the period from and including       , 2021, to, but excluding, February 1, 2022, and subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be. The amount of interest payable for any interest period, including interest payable for any partial interest period, will be computed on the basis of a 360-day year comprised of twelve 30-day months. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

“Business day” means, for any place where the principal and interest on the Notes is payable, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day in which banking institutions in New York are authorized or obligated by law or executive order to close.

Optional Redemption

We may, at our option, redeem the Notes, in whole at any time or in part from time to time.

On or after November 30, 2023, we may redeem the Notes at a redemption price equal to the prices set forth below per $25.00 principal amount of Notes, plus accrued and unpaid interest on such Notes to, but excluding, the date of redemption:

Period	Amount

On or after November 30, 2023, but prior to November 30, 2024	$25.50

On or after November 30, 2024, but prior to November 30, 2025	$25.25

On or after November 30, 2025	$25.00

At any time prior to November 30, 2023, we may on any one or more occasions redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption.

In each case, the redemption price is subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

“Applicable Premium” means, with respect to any Note on any redemption date prior to November 30, 2023, the greater of:

(1)	1.0% of the principal amount of the Note; and

(2)	the excess of:

(a)

the present value at such redemption date of (i) the redemption price of the Note at November 30, 2023 (such redemption price being set forth in the table appearing above) plus (ii) all required interest payments due on the Note through November 30, 2023 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), over

(b)	the principal amount of the Note.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to November 30, 2023; provided, however, that if the period from the redemption date to November 30, 2023, is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year will be used. The Company will (a) calculate the Treasury Rate on the second business day preceding the applicable redemption date and (b) prior to such redemption date file with the trustee an officers’ certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

In each case, redemption shall be upon notice not fewer than 10 days and not more than 60 days prior to the date fixed for redemption, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a discharge of the indenture. Notices of redemption may be subject to satisfaction or waiver of one or more conditions precedent specified in the notice of redemption.

If less than all of the Notes are to be redeemed, the particular Notes to be redeemed will be selected not more than 45 days prior to the redemption date by the trustee from the outstanding Notes not previously called for redemption, by lot, or in the trustee’s discretion, on a pro-rata basis, provided that the unredeemed portion of the principal amount of any Notes will be in an authorized denomination (which will not be less than the minimum authorized denomination) for such Notes. The trustee will promptly notify us in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. Beneficial interests in any of the Notes or portions thereof called for redemption that are registered in the name of DTC or its nominee will be selected by DTC in accordance with DTC’s applicable procedures.

The trustee shall have no obligation to calculate any redemption price or any component thereof, and the trustee shall be entitled to receive and conclusively rely upon an officer’s certificate delivered by the Company that specifies any redemption price.

Unless we default on the payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes called for redemption.

We may at any time, and from time to time, purchase Notes at any price or prices in the open market or otherwise.

Events of Default

Holders of our Notes will have rights if an Event of Default occurs in respect of the Notes and is not cured, as described later in this subsection. The term “Event of Default” in respect of the Notes means any of the following:

●	we do not pay interest on any Note when due, and such default is not cured within 30 days;

●	we do not pay the principal of the Notes when due and payable;

●

we breach any covenant or warranty in the indenture with respect to the Notes and such breach continues for 60 days after we receive a written notice of such breach from the trustee or the holders of at least 25% of the principal amount of the Notes; and

●	certain specified events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 90 days.

The trustee may withhold notice to the holders of the Notes of any default, except in the payment of principal or interest, if the trustee in good faith determines the withholding of notice to be in the interest of the holders of the Notes.

Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the Notes, or else specifying any default, its status and what actions we are taking or propose to take with respect thereto.

Remedies if an Event of Default Occurs. If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25% of the outstanding principal amount of the Notes may declare the entire principal amount of the Notes, together with accrued and unpaid interest, if any, to be due and payable immediately by a notice in writing to us and, if notice is given by the holders of the Notes, the trustee. This is called an “acceleration of maturity.” If the Event of Default occurs in relation to our filing for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur, the principal amount of the Notes, together with accrued and unpaid interest, if any, will automatically, and without any declaration or other action on the part of the trustee or the holders, become immediately due and payable.

At any time after a declaration of acceleration of the Notes has been made by the trustee or the holders of the Notes and before any judgment or decree for payment of money due has been obtained by the trustee, the holders of a majority of the outstanding principal of the Notes, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if (i) we have paid or deposited with the trustee all amounts due and owed with respect to the Notes (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (ii) any other Events of Default have been cured or waived.

At our election, the sole remedy with respect to an Event of Default due to our failure to comply with certain reporting requirements under the Trust Indenture Act or under “—Covenants—Reporting” below, for the first 180 calendar days after the occurrence of such Event of Default, consists exclusively of the right to receive additional interest on the Notes at an annual rate equal to (1) 0.25% for the first 90 calendar days after such default and (2) 0.50% for calendar days 91 through 180 after such default. On the 181st day after such Event of Default, if such violation is not cured or waived, the trustee or the holders of not less than 25% of the outstanding principal amount of the Notes may declare the principal, together with accrued and unpaid interest, if any, on the Notes to be due and payable immediately. If we choose to pay such additional interest, we must notify the trustee and the holders of the Notes by certificate of our election at any time on or before the close of business on the first business day following the Event of Default and we shall deliver to the trustee an officer’s certificate (upon which the trustee may rely conclusively) to that effect stating (i) the amount of such additional interest that is payable and (ii) the date on which such additional interest is payable. Unless and until the trustee receives such a certificate, the trustee may assume without inquiry that no such additional interest is payable and the trustee shall not have any duty to verify our calculations of additional interest.

Before a holder of the Notes is allowed to bypass the trustee and bring a lawsuit or other formal legal action or take other steps to enforce such holder’s rights relating to the Notes, the following must occur:

●	such holder must give the trustee written notice that the Event of Default has occurred and remains uncured;

●

the holders of at least 25% of the outstanding principal of the Notes must have made a written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee;

●	such holder or holders must have offered to the trustee indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

●	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

●	no direction inconsistent with such written request has been given to the trustee during such 60-day period by holders of a majority of the outstanding principal of the Notes.

No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Book-entry and other indirect holders of the Notes should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Waiver of Defaults. The holders of not less than a majority of the outstanding principal amount of the Notes may on behalf of the holders of all Notes waive any past default with respect to the Notes other than (i) a default in the payment of principal or interest on the Notes when such payments are due and payable (other than by acceleration as described above), or (ii) in respect of a covenant that cannot per the terms of the indenture be modified or amended without the consent of each holder of Notes.

Covenants

In addition to standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or securities can be surrendered for payment, payment of taxes by us and related matters, the following covenants will apply to the Notes.

Merger, Consolidation or Sale of Assets. The indenture provides that we will not merge or consolidate with or into any other person (other than a merger of a wholly owned subsidiary into us), or sell, transfer, lease, convey or otherwise dispose of all or substantially all our property in any one transaction or series of related transactions unless:

●

we are the surviving entity or the entity (if other than us) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made will be a corporation or limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

●

the surviving entity (if other than us) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such surviving entity, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by us;

●	immediately after giving effect to such transaction or series of related transactions, no default or Event of Default has occurred and is continuing; and

●

in the case of a merger where the surviving entity is other than us, we or such surviving entity will deliver, or cause to be delivered, to the trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been complied with; provided that in giving an opinion of counsel, counsel may rely on an officers’ certificate as to any matters of fact, including as to the satisfaction of the preceding bullet.

The surviving entity (if other than us) will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Notes and the indenture, and the Company will automatically and unconditionally be released and discharged from its obligations under the Notes and the indenture.

Reporting. If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with GAAP, as applicable.

The posting or delivery of any such information, documents and reports to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants under the indenture (as to which the trustee is entitled to rely exclusively on an officer’s certificate). The trustee shall have no duty to review or analyze reports, information and documents delivered to it. Additionally, the trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to any reports or other documents filed with any protected online data system or participate on any conference calls.

Modification or Waiver

There are three types of changes we can make to the indenture and the Notes:

Changes Not Requiring Approval. We can make certain changes to the indenture and the Notes without the specific approval of the holders of the Notes. This type is limited to clarifications and certain other changes that would not adversely affect holders of the Notes in any material respect and include changes:

●	to evidence the succession of another corporation, and the assumption by the successor corporation of our covenants, agreements and obligations under the indenture and the Notes;

●

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders of the Notes, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an Event of Default;

●

to modify, eliminate or add to any of the provisions of the indenture to such extent as necessary to effect the qualification of the indenture under the Trust Indenture Act, and to add to the indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act;

●	to cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture which may be defective or inconsistent with other provisions;

●	to secure the Notes;

●

to evidence and provide for the acceptance and appointment of a successor trustee and to add or change any provisions of the indenture as necessary to provide for or facilitate the administration of the trust by more than one trustee; and

●	to make provisions in regard to matters or questions arising under the indenture, so long as such other provisions do not materially affect the interest of any other holder of the Notes.

Changes Requiring Approval of Each Holder. We cannot make certain changes to the Notes without the specific approval of each holder of the Notes. The following is a list of those types of changes:

●	changing the stated maturity of the principal of, or any installment of interest on, any Note;

●	reducing the principal amount or rate of interest of any Note;

●	changing the place of payment where any Note or any interest is payable;

●	impairing the right to institute suit for the enforcement of any payment on or after the date on which it is due and payable;

●	reducing the percentage in principal amount of holders of the Notes whose consent is needed to modify or amend the indenture; and

●	reducing the percentage in principal amount of holders of the Notes whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults.

Changes Requiring Majority Approval. Any other change to the indenture and the Notes would require the approval by holders of not less than a majority in aggregate principal amount of the outstanding Notes.

Consent from holders to any change to the indenture or the Notes must be given in writing. The consent of the holders of the Notes is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Further Details Concerning Voting. The amount of Notes deemed to be outstanding for the purpose of voting will include all Notes authenticated and delivered under the indenture as of the date of determination except:

●	Notes cancelled by the trustee or delivered to the trustee for cancellation;

●

Notes for which we have deposited with the trustee or paying agent or set aside in trust money for their payment or redemption and, if money has been set aside for the redemption of the Notes, notice of such redemption has been duly given pursuant to the indenture to the satisfaction of the trustee;

●

Notes held by the Company, its subsidiaries or any other entity which is an obligor under the Notes, unless such Notes have been pledged in good faith and the pledgee is not the Company, an affiliate of the Company or an obligor under the Notes;

●	Notes which have undergone full defeasance, as described below; and

●

Notes which have been paid or exchanged for other Notes due to such Notes loss, destruction or mutilation, with the exception of any such Notes held by bona fide purchasers who have presented proof to the trustee that such Notes are valid obligations of the Company.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of the Notes that are entitled to vote or take other action under the indenture, and the trustee will generally be entitled to set any day as a record date for the purpose of determining the holders of the Notes that are entitled to join in the giving or making of any Notice of Default, any declaration of acceleration of maturity of the Notes, any request to institute proceedings or the reversal of such declaration. If we or the trustee set a record date for a vote or other action to be taken by the holders of the Notes, that vote or action can only be taken by persons who are holders of the Notes on the record date and, unless otherwise specified, such vote or action must take place on or prior to the 180th day after the record date. We may change the record date at our option, and we will provide written notice to the trustee and to each holder of the Notes of any such change of record date.

Defeasance

The following defeasance provisions will be applicable to the Notes. “Defeasance” means that, by irrevocably depositing with the trustee an amount of cash denominated in U.S. dollars and/or U.S. government obligations sufficient to pay all principal and interest, if any, on the Notes when due and satisfying any additional conditions noted below, we will be deemed to have been discharged from our obligations under the Notes. In the event of a “covenant defeasance,” upon depositing such funds and satisfying similar conditions discussed below we would be released from certain covenants under the indenture governing the Notes. The consequences to the holders of the Notes would be that, while they would no longer benefit from certain covenants under the indenture, and while the Notes could not be accelerated for any reason, the holders of the Notes nonetheless would be guaranteed to receive the principal and interest owed to them.

Covenant Defeasance. Under the indenture, we have the option to take the actions described below and be released from some of the restrictive covenants under the indenture under which the Notes were issued. This is called “covenant defeasance.” In that event, holders of the Notes would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay the Notes. In order to achieve covenant defeasance, the following must occur:

●

we must irrevocably deposit or cause to be deposited with the trustee as trust funds for the benefit of all holders of the Notes cash, U.S. government obligations or a combination of cash and U.S. government obligations sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, investment bank or appraisal firm, to generate enough cash to make interest, principal and any other applicable payments on the Notes on their various due dates;

●

we must deliver to the trustee an opinion of counsel stating that under U.S. federal income tax law, we may make the above deposit and covenant defeasance without causing holders to be taxed on the Notes differently than if those actions were not taken;

●	we must deliver to the trustee an officers’ certificate stating that the Notes, if then listed on any securities exchange, will not be delisted as a result of the deposit;

●

no default or Event of Default with respect to the Notes has occurred and is continuing, and no defaults or Events of Defaults related to bankruptcy, insolvency or organization occurs during the 90 days following the deposit;

●	the covenant defeasance must not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act;

●	the covenant defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any other material agreements or instruments to which we are a party;

●

the covenant defeasance must not result in the trust arising from the deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), unless such trust will be registered under the Investment Company Act or exempt from registration thereunder; and

●	we must deliver to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the covenant defeasance have been complied with.

Full Defeasance. If there is a change in U.S. federal income tax law, we can legally release ourselves from all payment and other obligations on the Notes if we take the following actions below:

●

we must irrevocably deposit or cause to be deposited with the trustee as trust funds for the benefit of all holders of the Notes cash, U.S. government obligations or a combination of cash and U.S. government obligations sufficient, without reinvestment, in the opinion of a nationally recognized firm, of independent public accountants, investment bank or appraisal firm, to generate enough cash to make interest, principal and any other applicable payments on the Notes on their various due dates;

●

we must deliver to the trustee an opinion of counsel confirming that there has been a change to the current U.S. federal income tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing holders to be taxed on the Notes any differently than if we did not make the deposit;

●	we must deliver to the trustee an officers’ certificate stating that the Notes, if then listed on any securities exchange, will not be delisted as a result of the deposit;

●

no default or Event of Default with respect to the Notes has occurred and is continuing and no defaults or Events of Defaults related to bankruptcy, insolvency or organization occurs during the 90 days following the deposit;

●	the full defeasance must not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act;

●	the full defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any other material agreements or instruments to which we are a party;

●

the full defeasance must not result in the trust arising from the deposit constituting an investment company within the meaning of the Investment Company Act unless such trust will be registered under the Investment Company Act or exempt from registration thereunder; and

●	we must deliver to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the full defeasance have been complied with.

In the event that the trustee is unable to apply the funds held in trust to the payment of obligations under the Notes by reason of a court order or governmental injunction or prohibition, then those of our obligations discharged under the full defeasance or covenant defeasance will be revived and reinstated as though no deposit of funds had occurred, until such time as the trustee is permitted to apply all funds held in trust under the procedure described above to the payment of obligations under the Notes. However, if we make any payment of principal or interest on the Notes to the holders, we will have the right to receive such payments from the trust in the place of the holders.

Counsel may rely on an officers’ certificate as to any matters of fact in giving an opinion of counsel in connection with the full defeasance or covenant defeasance provisions.

Listing

We will apply to list the Notes on Nasdaq under the symbol “ATLCL.” If the application is approved, we expect trading in the Notes on Nasdaq to begin within 30 business days of the date of the original issue date. The Notes are expected to trade “flat,” meaning that purchasers will not pay and sellers will not receive any accrued and unpaid interest on the Notes that is not included in the trading price thereof.

Governing Law

The indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

Global Notes; Book-Entry Issuance

The Notes will be issued in the form of one or more global certificates, or “Global Notes,” registered in the name of The Depository Trust Company, or “DTC.” DTC has informed us that its nominee will be Cede & Co.

Accordingly, we expect Cede & Co. to be the initial registered holder of the Notes. No person that acquires a beneficial interest in the Notes will be entitled to receive a certificate representing that person’s interest in the Notes except as described herein. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of the Notes will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants, or “Direct Participants,” deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or “DTCC.”

DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants” and, together with Direct Participants, “Participants”). DTC has an S&P rating of AA+ and a Moody’s rating of Aaa. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of the Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of each Note, or the “Beneficial Owner,” is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts the Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the Notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in the Notes to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Notes unless authorized by a Direct Participant in accordance with DTC’s applicable procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions and interest payments on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the applicable trustee or depositary on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with the Notes held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the applicable trustee or depositary, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the applicable trustee or depositary. Disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

None of the Company, the trustee, any depositary, or any agent of any of them will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Termination of a Global Note

If a Global Note is terminated for any reason, interest in it will be exchanged for certificates in non-book-entry form as certificated securities. After such exchange, the choice of whether to hold the certificated Notes directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a Global Note transferred on termination to their own names, so that they will be holders of the Notes. See “—Form, Exchange and Transfer of Certificated Registered Securities.”

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records as the owner of the Notes at the close of business on the record date for the applicable interest payment date, even if that person no longer owns the Note on the interest payment date. Because we pay all the interest for an interest period to the holders on the record date, holders buying and selling the Notes must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the Notes to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period.

Payments on Global Notes. We will make payments on the Notes so long as they are represented by Global Notes in accordance with the applicable policies of the depositary in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interest in the Global Notes. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants.

Payments on Certificated Securities. In the event the Notes become represented by certificates, we will make payments on the Notes as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder of the Note at his or her address shown on the trustee’s records as of the close of business on the record date. We will make all payments of principal by check or wire transfer at the office of the trustee in the contiguous United States and/or at other offices that may be specified in the indenture or a notice to holders against surrender of the Note.

Payment When Offices Are Closed. If any payment is due on the Notes on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date. Such payment will not result in a default under the Notes or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on the Notes.

Form, Exchange and Transfer of Certificated Registered Securities

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:

●	DTC notified us at any time that it is unwilling or unable to continue as depositary for the Global Notes;

●	DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934, as amended; or

●	an Event of Default with respect to such Global Note has occurred and is continuing.

Holders may exchange their certificated securities for Notes of smaller denominations or combined into fewer Notes of larger denominations, as long as the total principal amount is not changed and as long as the denomination is equal to or greater than $25.

Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering the Notes in the name of holders transferring Notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts.

Holders will not be required to pay a service charge for any registration of transfer or exchange of their certificated securities, but they may be required to pay any tax or other governmental charge associated with the registration of transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we redeem any of the Notes, we may block the transfer or exchange of those Notes selected for redemption during the period beginning 15 days before the day we deliver the notice of redemption and ending on the day of such delivery, in order to determine or fix the list of holders. We may also refuse to register transfers or exchanges of any certificated Notes selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any Note that will be partially redeemed.

About the Trustee

U.S. Bank National Association will be the trustee under the indenture and will be the principal paying agent and registrar for the Notes. The trustee may resign or be removed with respect to the Notes provided that a successor trustee is appointed to act with respect to the Notes.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes. It deals only with Notes held as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment) for U.S. federal income tax purposes and acquired at original issuance for their “issue price” (i.e., the first price at which a substantial amount of the Notes are sold other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) for cash. This summary is based upon the Code, U.S. Treasury regulations thereunder, rulings and judicial decisions as of the date hereof. Such authorities may be repealed, revoked or modified, possibly with retroactive effect, or may be subject to different interpretations, so as to produce U.S. federal income tax consequences different from those discussed below. We have not and will not seek any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the Notes that are different from those discussed below.

This summary does not address all tax considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of holders that may be subject to special rules, such as, but not limited to, partnerships and other pass through entities and holders of interests therein, dealers in securities, insurance companies, tax-exempt entities, persons that hold Notes in connection with an arrangement that completely or partially hedges the Notes, persons required to accelerate the recognition of any item of gross income with respect to the Notes as a result of such income being recognized on an applicable financial statement, securities traders that use a mark-to-market method of accounting, banks and other financial institutions, regulated investment companies, real estate investment trusts, brokers and dealers in securities or commodities, holders who hold Notes as part of a hedging transaction, straddle, conversion transaction, constructive sale, or other risk reduction transaction, holders whose functional currency is not the U.S. dollar, persons subject to the alternate minimum tax and certain former citizens or residents of the United States. In addition, this summary does not describe any tax consequences arising under U.S. federal gift and estate tax laws or under the tax laws of any state, local or non U.S. jurisdiction.

If an entity treated as a partnership for U.S. federal income tax purposes holds Notes, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A partner of a partnership that acquires or holds Notes should consult its own tax advisors about the U.S. federal income tax consequences of purchasing, owning and disposing of the Notes.

Prospective purchasers of Notes should consult their own tax advisors concerning the U.S. federal income, estate and gift tax consequences, and any state or local income or franchise tax consequences applicable to their particular situations, as well as any consequences under the laws of any other applicable taxing jurisdiction.

Treatment of the Notes

In certain circumstances, we may elect to pay amounts in excess of stated interest or principal on the Notes (see, for example, “Description of the Notes — Optional Redemption”). The obligation to make these payments may implicate the provisions of the United States Treasury regulations relating to “contingent payment debt instruments.”  We do not intend to treat the possibility that such additional payments may be made as causing the Notes to be treated as contingent payment debt instruments. However, this position is not binding on the IRS, and it is possible that the IRS may take a different position. If the IRS were to successfully challenge our determination with the result that the Notes were treated as contingent payment debt instruments, you would be required to (i) accrue interest income based on a “comparable yield” and a projected payment schedule, which may require inclusion of interest income at a higher interest rate than the stated interest rate on the Notes, and (ii) treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a Note. The remainder of this discussion assumes that the Notes will not be treated as contingent payment debt instruments. Prospective purchasers of Notes should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the Notes.

United States Holders

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of a Note that is for U.S. federal income tax purposes, (i) an individual citizen or resident alien of the United States, (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that was created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source and (iv) a trust (A) if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

Stated interest

Stated interest on a Note generally will be taxable to you as ordinary interest income at the time it is received or accrued, depending on your regular method of accounting for U.S. federal income tax purposes.

Original Issue Discount

It is expected that the Notes will not be issued with an issue price (i.e., the first price at which a substantial amount of the Notes is sold for money to persons, other than to bond houses, brokers or similar persons or organizations acting in the capacity of the underwriters, placement agents or wholesalers) that is less than their stated principal amount by more than the statutory de minimis amount. If this is the case, the Notes will not be subject to the original issue discount (“OID”) rules. If, however, the stated principal amount of the Notes exceeds their issue price by more than the statutory de minimis amount, a U.S. Holder will be required to include OID in income for U.S. federal income tax purposes as it accrues under a constant yield method, regardless of such U.S. Holder’s method of tax accounting. As a result, U.S. Holders may be required to include OID in taxable income prior to the receipt of cash by such U.S. Holders. The remainder of this summary assumes that the Notes will not be subject to the OID rules.

Sale, exchange, redemption, retirement or other disposition

Upon the sale, exchange, redemption, retirement or other disposition Note, you will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, retirement or other disposition and your tax basis in the Note (generally, its cost). For these purposes, the amount realized does not include any amount attributable to accrued interest, which is treated as interest, as described under “Stated interest” above, and will include the amount of any cash and the fair market value of any other property received for the Note.

Gain or loss realized on the sale, retirement or other disposition of a Note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, retirement or other disposition, the Note has been held for more than one year. If you are a non-corporate U.S. Holder, any long-term capital gain you recognize is subject to a reduced rate of taxation. The deductibility of capital losses is subject to limitations.

Medicare tax

Certain U.S. Holders who are individuals, estates or certain trusts and whose income exceeds certain thresholds will be subject to a 3.8% Medicare tax on their “net investment income.” For these purposes, net investment income generally will include interest on and capital gains from the sale or other disposition of the Notes, subject to certain exceptions. If you are a U.S. Holder who is an individual, estate or trust, you are urged to consult your own tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of the Notes.

Information reporting and backup withholding

In general, information reporting requirements will apply to payments of interest on a Note and the proceeds of the sale or other disposition (including a retirement or redemption) of a Note, and backup withholding (currently at the rate of 24%) may apply to such payments unless you provide a taxpayer identification number certified under penalties of perjury, as well as certain other information. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This discussion applies to you if you are a “Non-U.S. Holder.” A “Non-U.S. Holder” is a beneficial owner of a Note that is an individual, corporation (or entity treated as a corporation for U.S. tax purposes), estate or trust that is not a U.S. Holder.

Payments of stated interest

Subject to the discussion of backup withholding and FATCA below, a Non-U.S. Holder will not be subject to U.S. federal withholding tax with respect to any payment of interest on its Notes that is not effectively connected with the conduct of a U.S. trade or business provided that:

●	you do not, actually or constructively, own 10% or more of the total combined voting power of all our classes of our voting stock;

●	you are not a controlled foreign corporation that is related, directly or indirectly, to us; and

●

(a) you provide your name and address, and, among other things, certify, under penalties of perjury, you are not a United States person (which certification generally must be made on an applicable IRS Form W-8 or substitute form) or (b) you are a securities clearing organization, bank, or other financial institution that holds customers’ securities in the ordinary course of your business that holds the Note on a Non-U.S. Holder’s behalf and certify, under penalties of perjury, either that you have received an applicable IRS Form W-8 (or substitute form) from the holder or from another qualifying financial institution intermediary or that you are permitted to establish and have established the Non-U.S. Holder’s foreign status through other documentary evidence, and otherwise comply with applicable requirements; provided we or our paying agent do not have actual knowledge or reason to know that the beneficial owner of the Note is a U.S. person. If the Notes are held by or through certain foreign intermediaries or certain foreign partnerships, such foreign intermediaries or partnerships must also satisfy the certification requirements of applicable Treasury Regulations.

A Non-U.S. Holder that cannot satisfy the requirements described above will be subject to a 30% U.S. federal withholding tax with respect to payments of interest on the Notes, unless the Non-U.S. Holder provides a properly executed (1) applicable IRS Form W-8 claiming an exemption from or reduction in withholding under an applicable income tax treaty or (2) IRS Form W-8ECI stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States.

If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on a Note is effectively connected with the conduct of that trade or business, the Non-U.S. Holder will be required to pay U.S. federal income tax on that interest on a net income basis in the same manner as if the Non-U.S. Holder were a U.S. Holder. If a Non-U.S. Holder is eligible for the benefits of an income tax treaty between the United States and the Non-U.S. Holder’s country of residence, any effectively connected income generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States. In addition, if a Non-U.S. Holder is a foreign corporation, it may be subject to branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Sale, exchange, redemption, retirement or other disposition

Subject to the discussion of backup withholding and FATCA below, you generally will not be subject to U.S. federal income tax on any gain realized upon your sale, exchange, redemption, retirement or other taxable disposition of Notes unless:

●

the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a U.S. permanent establishment you maintain); or

●	you are an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied.

If you are a non-U.S. Holder described in the first bullet point above, you generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder (See “ — Non-U.S. Holders — Income or gain effectively connected with a U.S. trade or business”). If you are a Non-U.S. Holder described in the second bullet point above, you will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale or other disposition, which may be offset by U.S.-source capital losses, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Income or gain effectively connected with a U.S. trade or business

If any interest on the Notes or gain from the sale, exchange, redemption, retirement or other taxable disposition of the Notes is effectively connected with a U.S. trade or business conducted by you (and, if required by an applicable income tax treaty, is treated as attributable to a permanent establishment maintained by you in the United States), then the income or gain will be subject to U.S. federal income tax on a net income basis at the regular rates, unless an applicable income tax treaty provides otherwise. Effectively connected income will not be subject to U.S. withholding tax if you satisfy certain certification requirements by providing to us or our paying agent a properly executed IRS Form W-8ECI (or successor form) or IRS Form W-8BEN or W-8BEN-E (if a treaty exemption applies). If you are a corporation, that portion of your earnings and profits that is effectively connected with your U.S. trade or business may also be subject to a “branch profits tax” at a 30% rate, although an applicable income tax treaty may provide for a lower rate.

Backup withholding and information reporting

Payments to you of interest on a Note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. Copies of these information returns may also be made available to the tax authorities of the country in which you reside under the provisions of a specific treaty or agreement. However, U.S. backup withholding will not apply to payments to you of interest on a Note if the statement described in “Non-U.S. Holders — Payments of stated interest” is duly provided or you otherwise establish an exemption, provided that we do not have actual knowledge or reason to know that you are a United States person.

Generally, information reporting and backup withholding requirements will apply to the gross proceeds paid to you on the disposition (including a retirement or redemption) of the Notes by or through a U.S. office of a U.S. or foreign broker, unless you provide the requisite certification or otherwise establish an exemption. Information reporting requirements (but generally not backup withholding) will also apply to payment of the proceeds of a disposition of a Note by or through a foreign office of a U.S. broker or a foreign broker with certain types of relationships to the United States unless the broker has documentary evidence in its files that you are not a United States person and the broker has no actual knowledge or reason to know to the contrary, or you otherwise establish an exemption.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be credited against your U.S. federal income tax liability (if any) and any excess may be refundable if the proper information is timely provided to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Under Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance thereunder (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”), a 30% withholding tax generally may be imposed on (1) interest on a debt obligation and (2) gross proceeds from the disposition of a debt obligation paid to certain non-U.S. entities (whether such non-U.S. entity is the beneficial owner of the obligation or an intermediary) that fail to comply with certain certification, withholding, and information reporting requirements (which may include entering into an agreement with the IRS) or otherwise satisfying the requirements of an applicable FATCA intergovernmental agreement.

Under the applicable Treasury regulations and administrative guidance, withholding under FATCA generally applies to payments of interest on the Notes. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of a Note on or after January 1, 2019, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final regulations are issued.

Purchasers of the Notes are urged to consult their own tax advisors regarding the effect, if any, of FATCA based on their particular circumstances.

The preceding discussion of certain U.S. federal income tax considerations is for general information only and is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state, local and foreign tax consequences of purchasing, holding and disposing of our Notes, including the consequences of any proposed change in applicable laws.

UNDERWRITING

B. Riley is acting as book-running manager and representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters dated        , 2021 (the “Underwriting Agreement”), we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of Notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
B. Riley Securities, Inc.	$
Janney Montgomery Scott LLC
Ladenburg Thalmann & Co. Inc.
William Blair & Co., L.L.C.
EF Hutton, division of Benchmark Investments, LLC
Aegis Capital Corp.
Brownstone Investment Group, LLC
InspereX LLC
Maxim Group LLC
Total	$

Subject to the terms and conditions set forth in the Underwriting Agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the Underwriting Agreement. These conditions include, among others, the continued accuracy of representations and warranties made by us in the Underwriting Agreement, delivery of legal opinions and the absence of any material changes in our assets, business or prospects after the date of this prospectus.

We have granted to the underwriters the option to purchase up to an additional $11.25 million of Notes at the public offering price, less the underwriting discounts (the “Option”). If any Notes are purchased pursuant to the Option, the underwriters will, severally but not jointly, purchase the Notes in approximately the same proportions as set forth in the above table. A purchaser who acquires any Notes forming part of the underwriters’ Option acquires such Notes under this prospectus, regardless of whether the position is ultimately filled through the exercise of the Option or secondary market purchases.

We have agreed to indemnify the underwriters against certain liabilities, including, among other things, liabilities under the Securities Act or to contribute to payments the underwriters may be required to make in respect of those liabilities.

We expect to deliver the Notes against payment for such Notes on or about         , 2021, which will be the second business day following the date of the pricing of the Notes.

Discounts and Expenses

B. Riley has advised us that the underwriters propose initially to offer the Notes to the public at the public offering price and to dealers at that price less a concession not in excess of $          per Note. After the underwriters have made a reasonable effort to sell all of the Notes at the offering price, such offering price may be decreased and may be further changed from time to time to an amount not greater than the offering price set forth herein, and the compensation realized by the underwriters will effectively be decreased by the amount that the price paid by purchasers for the Notes is less than the original offering price. Any such reduction will not affect the net proceeds received by us. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The following table shows the per share and total underwriting discount that we are to pay to the underwriters in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the Option.

	Price to the Public	Underwriting Discount(1)	Net Proceeds(2)
Per Note	$	$	$
Total(3)	$	$	$

(1)	Pursuant to the terms of the Underwriting Agreement, the underwriters will receive a discount equal to $ per Note.

(2)	After deducting the underwriting discount but before deducting the structuring fee and expenses of the offering, estimated to be $ .
(3)

If the Option is exercised in full, the total price to the public, underwriting discount and net proceeds to us (after deducting the underwriting discount but before deducting estimated offering expenses) will be $        , $         and $        , respectively.

We have agreed to reimburse the underwriters for their reasonable out-of-pocket expenses, including attorneys’ fees, up to $100,000. In addition to the underwriting discounts, we have agreed to pay to B. Riley a structuring fee (the “Structuring Fee”) equal to $            , which Structuring Fee is to be paid in cash at the closing of this offering, and any additional closing in connection with the exercise of the Option. We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees, legal and accounting expenses and underwriter reimbursements, will be approximately $        .

Stock Exchange Listing

We will apply to list the Notes on the Nasdaq Global Select Market. If the application is approved, trading of the Notes on Nasdaq is expected to begin within 30 business days after the date of initial delivery of the Notes. We have been advised by the underwriters that they presently intend to make a market in the Notes after completion of the offering. However, the underwriters will have no obligation to make a market in the Notes and may cease market-making activities at any time without any notice, in their sole discretion. Accordingly, an active trading market on Nasdaq for the Notes may not develop or, even if one develops, may not last, in which case the liquidity and market price of the Notes could be adversely affected, the difference between bid and asked prices could be substantial and your ability to transfer the Notes at the time and price desired will be limited.

Price Stabilization, Short Positions

Until the distribution of the Notes is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our Notes. However, the representative may engage in transactions that have the effect of stabilizing the price of the Notes, such as purchases and other activities that peg, fix or maintain that price.

In connection with this offering, the underwriters may bid for or purchase and sell our Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of our Notes than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the Underwriters’ option to purchase additional Notes in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional Notes or purchasing Notes in the open market. In determining the source of Notes to close out the covered short position, the underwriters will consider, among other things, the price of Notes available for purchase in the open market as compared to the price at which they may purchase additional Notes pursuant to the option granted to them. “Naked” short sales are sales in excess of the option to purchase additional Notes. The underwriters must close out any naked short position by purchasing Notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Notes in the open market after pricing that could adversely affect investors who purchase in this offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales and other activities may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market. If these activities are commenced, they may be discontinued at any time. The underwriters may conduct these transactions on Nasdaq, in the over-the-counter market or otherwise.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Notes. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Notes

This prospectus in electronic format may be made available on websites maintained by one or more of the underwriters, and the underwriters may distribute the prospectus electronically.

Other than this prospectus in electronic format, the information on any underwriter’s or any selling group member’s website and any information contained in any other website maintained by an underwriter or any selling group member is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or any selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

LEGAL MATTERS

The validity of the securities offered by us has been passed upon for us by Troutman Pepper Hamilton Sanders LLP, Atlanta, Georgia, and for the underwriters by Duane Morris LLP, Newark, New Jersey.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities being offered by this prospectus supplement. The registration statement, including exhibits, contains additional relevant information about us and the Notes. This prospectus supplement does not contain all of the information set forth in the registration statement and its exhibits. For further information with respect to us and the Notes, we refer you to the registration statement and its exhibits. Statements contained in this prospectus supplement as to the contents of any document may not include all of the information that is important to you and, in each instance, we refer you to the copy of the document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that are filed electronically with the SEC. These documents are also available, free of charge, on our Internet website, www.atlanticus.com. Information contained on or accessible through our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Statements contained in this prospectus supplement, or in any document incorporated by reference in this prospectus supplement regarding the contents of any document, are qualified in their entirety by reference to that document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this prospectus supplement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement. In addition, some information that we file with the SEC after the date of this prospectus supplement will automatically update, and in some cases supersede, the information contained or otherwise incorporated by reference in this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below:

●	our Annual Report on Form 10-K for the year ended December 31, 2020 (as filed on March 31, 2021);
●

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 (as filed on May 14, 2021), June 30, 2021 (as filed on August 13, 2021) and September 30, 2021 (as filed on November 12, 2021; and

●	our Current Reports on Form 8-K filed on February 1, 2021, March 22, 2021, May 18, 2021, June 11, 2021 and July 8, 2021.

Also incorporated by reference into this prospectus supplement are all documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement. These documents include reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, as well as proxy statements. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

Atlanticus Holdings Corporation

Attn: Secretary

Five Concourse Parkway, Suite 300

Atlanta, Georgia 30328

Telephone: (770) 828-2000

PROSPECTUS

$500,000,000

ATLANTICUS HOLDINGS CORPORATION

Common Stock

Preferred Stock

Warrants

Purchase Contracts

Depositary Shares

Debt Securities

Rights

Units

This prospectus relates to common stock, preferred stock, warrants, purchase contracts, depositary shares, debt securities, rights and units that we may sell from time to time in one or more offerings up to a total dollar amount of $500,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and the supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We also may describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any dealers, agents or underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale also will be disclosed in a prospectus supplement.

Our common stock trades on the NASDAQ Global Select Market under the symbol “ATLC.” The last reported sale price of our common stock on the NASDAQ Global Select Market on May 4, 2021 was $32.03 per share.

Investing in our securities involves significant risks. You should review carefully the “RISK FACTORS” on page 2 of this prospectus and in the applicable prospectus supplement as well as other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 13, 2021.

You should rely on the information contained in this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where their offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only at the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of this prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, and reference is made to the actual documents filed with the Securities and Exchange Commission for complete information. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf registration statement, we may sell common stock, preferred stock, warrants, purchase contracts, depositary shares, debt securities, rights and units from time to time in one or more offerings up to a total public offering price of $500,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities and the offering. The prospectus supplement may add, update or change information contained in this prospectus and may include a discussion of any risk factors or other special considerations that apply to the securities. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. Before making an investment decision, it is important for you to read and consider the information contained in this prospectus and the prospectus supplement, together with the additional information referenced under “Where You Can Find More Information.”

ABOUT ATLANTICUS HOLDINGS CORPORATION

We utilize proprietary analytics and a flexible technology platform to enable financial institutions to provide various credit and related financial services and products to everyday Americans. These consumers often have financial needs that are not effectively met by larger financial institutions. By facilitating fairly priced consumer credit and financial service alternatives with value added features and benefits specifically curated for the unique needs of these consumers, we endeavor to empower everyday Americans on a path to improved financial well-being.

Currently, within our Credit and Other Investments segment, we are applying the experiences gained and infrastructure built from servicing over $26 billion in consumer loans over our 24-year operating history to support lenders who originate a range of consumer loan products. These products include private label and general purpose credit cards originated by lenders through multiple channels, including retail and healthcare point-of-sale (collectively "point-of-sale"), direct mail solicitation, online and partnerships with third parties. In the point-of-sale channel, we partner with retailers and service providers in various industries across the United States (the “U.S.”) to allow them to provide credit to their customers for the purchase of a variety of goods and services including consumer electronics, furniture, elective medical procedures, healthcare, educational services and home-improvements. The services of our bank partners are often extended to consumers who may not have access to financing options with larger financial institutions. We specialize in supporting this “second-look” credit service. Our flexible technology platform allows our bank partners to integrate our paperless process and instant decisioning platform with the technology infrastructure of participating retailers and service providers. Our technology platform and proprietary analytics enable lenders to make instant credit decisions utilizing hundreds of inputs from multiple sources and thereby offer credit to consumers overlooked by many providers of financing who focus exclusively on consumers with higher FICO scores. By supporting a range of products through a multitude of channels, we enable lenders to provide the right type of credit, whenever and wherever the consumer has a need.

We are principally engaged in providing products and services to lenders in the U.S. and, in most cases, we invest in the receivables originated by such lenders who utilize our technology platform and other related services. From time to time, we also purchase receivables portfolios from third parties.

Using our infrastructure and technology platform, we also provide loan servicing, including risk management and customer service outsourcing, for third parties. Also through our Credit and Other Investments segment, we engage in testing and limited investment in consumer finance technology platforms as we seek to capitalize on our expertise and infrastructure.

Within our Auto Finance segment, our CAR subsidiary operations principally purchase and/or service loans secured by automobiles from or for, and also provide floor plan financing for, a pre-qualified network of independent automotive dealers and automotive finance companies in the buy-here, pay-here, used car business. We purchase auto loans at a discount and with dealer retentions or holdbacks that provide risk protection. Also within our Auto Finance segment, we are providing certain installment lending products in addition to our traditional loans secured by automobiles.

Our principal executive offices are located at Five Concourse Parkway, Suite 300, Atlanta, Georgia 30328, and our telephone number is (770) 828-2000. Our internet address is www.atlanticus.com. The information contained on our website or that can be accessed through our website does not constitute part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus and the accompanying prospectus supplement, you should carefully consider the risk factors set forth under “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For more information, see “Where You Can Find More Information.” The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. To the extent that a particular offering implicates additional significant risks, we will include a discussion of those risks in the applicable prospectus supplement.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

You should carefully review and consider the “Risk Factors” section of this prospectus and our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. This prospectus and documents incorporated by reference in this prospectus contain forward-looking statements. You should not place undue reliance on these statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These forward-looking statements reflect the views of our senior management with respect to our financial performance and future events with respect to our business and our industry in general. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” or the negative and similar statements of a future or forward-looking nature may identify forward-looking statements. These forward-looking statements address matters that involve risks, uncertainties and assumptions that could cause our actual results and the timing of certain events to differ materially from those expressed in these statements. These factors include, among others, those set forth in the “Risk Factors” section in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and in the other documents that we file with the SEC. There also are other factors that we may not describe, generally because we currently do not perceive them to be material, which could cause actual results to differ materially from our expectations.

We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

We currently intend to use the estimated net proceeds from the sale of these securities for working capital and other general corporate purposes, including, without limitation, repaying debt, making capital expenditures, funding general and administrative expenses and any other purpose that we may specify in any prospectus supplement. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. Our plans to use the estimated net proceeds from the sale of these securities may change, and if they do, we will update this information in a prospectus supplement.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We also will include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	common stock;

●	preferred stock;

●	warrants to purchase common stock, preferred stock, depositary shares, debt securities or units;

●	purchase contracts;

●	depositary shares;

●	debt securities;

●	rights to purchase common stock, preferred stock, warrants, depositary shares or debt securities; or

●	units comprised of common stock, preferred stock, warrants, purchase contracts, depositary shares and debt securities in any combination.

In this prospectus, we refer to the common stock, preferred stock, depositary shares, warrants, purchase contracts, rights and units collectively as “securities.” The total dollar amount of all securities that we may issue will not exceed $500,000,000.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

General

Atlanticus is incorporated in the State of Georgia. The rights of our shareholders are generally governed by Georgia law and our Articles of Incorporation, as amended (the “Articles of Incorporation”), and Amended and Restated Bylaws (the “Bylaws”).

The following summary highlights selected information regarding our capital stock. It may not contain all of the information that may be important to you. This summary is qualified by reference to Georgia law, including the Georgia Business Corporation Code (the “GBCC”), and our Articles of Incorporation and Bylaws. To access copies of our Articles of Incorporation and Bylaws, see “Where You Can Find More Information.” For more information, see “Certain Anti-Takeover Provisions of Our Articles of Incorporation and Bylaws and Georgia Law.”

Our authorized capital stock consists of 150,000,000 shares of common stock, no par value per share, and 10,000,000 shares of preferred stock, no par value per share. On March 18, 2021, we had 16,419,886 shares of common stock outstanding and 400,000 shares of preferred stock outstanding.

Common Stock

Voting Rights. Holders of our common stock are entitled to one vote per share, and in general, a majority of our issued and outstanding shares of common stock is sufficient to authorize action upon all matters submitted for a vote. Directors are elected by a plurality of the votes cast at the annual meeting of the shareholders, and our shareholders do not have the right to cumulate their votes in the election of directors. This means that the holders of a majority of the votes represented by the common stock can elect all of the directors then standing for election.

Dividends. The holders of our outstanding shares of common stock are entitled to receive dividends and other distributions legally available therefor in amounts as our board of directors may determine from time to time, subject to preferential dividend rights of any outstanding preferred stock, including the Series A Convertible Preferred Stock. Funds for our dividends generally will be provided through dividends and distributions from our subsidiaries. All of our shares of common stock are entitled to participate ratably with respect to dividends or other distributions. For more information regarding the dividend preference of our Series A Convertible Preferred Stock, see “—Preferred Stock—Series A Convertible Preferred Stock—Dividends” below.

Preemptive Rights. Holders of our common stock do not have any preemptive, subscription, redemption or conversion rights and are not entitled to the benefit of any sinking fund.

Liquidation. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive, after payment or provision for payment of all our debts and liabilities, all of our assets available for distribution, subject to the prior rights of preferred stock, including the Series A Convertible Preferred Stock, outstanding. For more information regarding the liquidation preference of our Series A Convertible Preferred Stock, see “—Preferred Stock—Series A Convertible Preferred Stock—Liquidation Preference” below.

Shareholder Action by Written Consent. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a written approval and consent, setting forth the action authorized, shall be signed by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted.

Listing of Common Stock. Our common stock is listed on the Nasdaq Global Select Market under the symbol “ATLC.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Co.

Preferred Stock

Series A Convertible Preferred Stock

On December 27, 2019, we issued 400,000 shares of Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock”). The Articles of Amendment Establishing Cumulative Convertible Preferred Stock, Series A (the “Articles of Amendment”) established the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Series A Convertible Preferred Stock. The following summary highlights selected information regarding the Series A Convertible Preferred Stock. It may not contain all of the information that may be important to you. The summary is qualified by reference to the Articles of Amendment. To access a copy of the Articles of Amendment, see “Where You Can Find More Information.”

Liquidation Preference. The Series A Convertible Preferred Stock ranks (i) senior in liquidation to all existing and future classes of common stock and (ii) pari passu or senior to all existing and future classes of preferred stock. The per share liquidation preference of the Series A Convertible Preferred Stock is $100.

Dividends. The holders of the Series A Convertible Preferred Stock are entitled to receive, out of funds legally available therefor, dividends at the rate of 6.0% per year, cumulative, non-compounding, on the liquidation preference of $100 per share. The dividends on the Series A Convertible Preferred Stock are payable in preference and priority to any payment of any cash dividends on common stock.

Redemption. The Series A Convertible Preferred Stock is perpetual and has no maturity date. We may, at our option, redeem the shares of Series A Convertible Preferred Stock on or after January 1, 2025 at a redemption price equal to $100 per share, plus any accumulated and unpaid dividends. At the request of a majority of the holders of the Series A Convertible Preferred Stock, we will offer to redeem all of the Series A Convertible Preferred Stock at a redemption price equal to $100 per share, plus any accumulated and unpaid dividends, at the option of the holders thereof, on or after January 1, 2024.

Conversion. Upon the election by the holders of a majority of the Series A Convertible Preferred Stock, each share of the Series A Convertible Preferred Stock is convertible into the number of shares of common stock as is determined by dividing (i) the sum of (a) $100 and (b) any accumulated and unpaid dividends on such share by (ii) an initial conversion price equal to $10 per share, subject to certain adjustment in certain circumstances to prevent dilution.

Anti-Dilution Rights. If we issue shares of common stock or securities convertible or exercisable for common stock, subject to certain exceptions, for consideration per share less than the applicable conversion price of the Series A Convertible Preferred Stock in effect immediately prior to such issuance, the conversion price of the Series A Convertible Preferred Stock will be reduced pursuant to a weighted average formula provided in the Articles of Amendment.

Voting Rights. Except for approval of adverse changes to the terms of the Series A Convertible Preferred Stock, approval of sale of all or substantially all of our assets, and triggering redemption or conversion of the Series A Convertible Preferred Stock, the holders of the Series A Convertible Preferred Stock have no voting rights except as required by law.

Additional Authorized Preferred Stock

We may issue up to 9,600,000 shares of preferred stock from time to time, in one or more series, as authorized by our board of directors. Our board of directors is authorized to determine the terms for each series of preferred stock. The prospectus supplement relating to any preferred stock that we offer will include specific terms of the preferred stock and the offering, including, to the extent applicable, the following:

●	the offering price at which we will issue the preferred stock;

●	whether that series of preferred stock will be entitled to receive dividends;

●	the dividend rate (or method for determining the rate);

●	whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

●	the liquidation preference of that series of preferred stock, if any;

●	the conversion or exchange provisions applicable to that series of preferred stock, if any;

●	the redemption or sinking fund provisions applicable to that series of preferred stock, if any;

●	the voting rights of that series of preferred stock, if any; and

●	the terms of any other preferences, rights, qualifications, limitations or restrictions, if any, applicable to that series of preferred stock.

The prospectus supplement also will include a discussion of any material U.S. federal income tax considerations.

When issued, the preferred stock will be fully paid and nonassessable. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transactions that holders of common stock might believe to be in their best interests. For more information, see “Certain Anti-Takeover Provisions of Our Articles of Incorporation and Bylaws and Georgia Law.”

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, depositary shares, debt securities or units. Warrants may be issued independently or together with common stock, preferred stock, depositary shares, debt securities or units, and the warrants may be attached to or separate from such securities. We may issue warrants directly or under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following is a description of the general terms and provisions of any warrants we may issue and may not contain all the information that is important to you. You can access complete information by referring to the applicable prospectus supplement. The prospectus supplement relating to any warrants that we offer will include specific terms of the warrants, any warrant agreement and the offering, including, to the extent applicable, the following:

●	the offering price and aggregate number of warrants offered;

●	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

●	the date on and after which the warrants and the related securities will be separately transferable;

●

the number of shares of common stock, preferred stock or depositary shares or the amount of debt securities or units, as the case may be, purchasable upon the exercise of one warrant and the price at which these securities may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

The prospectus supplement also will include a discussion of any material U.S. federal income tax considerations.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of shares of common stock or preferred stock, warrants, depositary shares, debt securities, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of shares of common stock or preferred stock, warrants, depositary shares, debt securities, or any combination of the above. The price of the securities subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units, each consisting of a purchase contract and one or more of the other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. If we issue a purchase contract as part of a unit, the applicable prospectus supplement will state whether the purchase contract will be separable from the other securities in the unit before the purchase contract settlement date. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement, and in certain circumstances, we may deliver newly issued prepaid purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.

The prospectus supplement relating to any purchase contracts that we offer will include specific terms of the purchase contracts and the offering, including, to the extent applicable, the following:

●

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

●	whether the purchase contracts are to be prepaid or not;

●	whether the purchase contracts will be issued as part of a unit and, if so, the other securities comprising the unit;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance, or level of the securities subject to purchase under the purchase contract;

●	any acceleration, cancellation, termination, or other provisions relating to the settlement of the purchase contracts; and

●	whether the purchase contracts will be issued in fully registered or global form.

The prospectus supplement also will include a discussion of any material U.S. federal income tax considerations.

DESCRIPTION OF DEPOSITARY SHARES

We may issue receipts for depositary shares representing fractional shares of preferred stock. The fractional share of the applicable series of preferred stock represented by each depositary share will be set forth in the applicable prospectus supplement.

The shares of any series of preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences, and privileges, and will be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to the holders of the depositary shares that are sold in the applicable offering. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any deposit agreement, including a form of depositary receipt, that describes the terms of any depositary shares we are offering before the issuance of the related depositary shares. The following summaries of material provisions of the deposit agreement, the depositary shares, and the depositary receipts are subject to, and qualified in their entirety by reference to, all of the provisions of the deposit agreement applicable to a particular offering of depositary shares. We urge you to read the prospectus supplement relating to any depositary shares that are sold under this prospectus, as well as the complete deposit agreement and depositary receipt.

Form

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts will entitle their holders to all of the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders, unless the depositary determines that it is not feasible to do so. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to those holders in proportion to the number of depositary shares owned by them.

The amount distributed to holders of depositary shares will be reduced by any amounts required to be withheld by us or the preferred stock depositary on account of taxes or other governmental charges.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution, or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Underlying Preferred Stock

Except as otherwise provided in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to the holder.

Redemption of Depositary Shares

If the preferred stock underlying any depositary shares we may sell under this prospectus is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any such redemption, in whole or in part, of that underlying preferred stock. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the underlying preferred stock. Whenever we redeem shares of underlying preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable and any other property to which the holders were entitled upon the redemption upon surrender to the preferred stock depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.

Voting

Upon receipt of notice of any meeting at which holders of the preferred stock underlying any depositary shares that we may sell under this prospectus are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the underlying preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying preferred stock represented by the holder’s depositary shares. The depositary will then try, to the extent practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying preferred stock to the extent it does not receive specific instructions with respect to the depositary shares representing such preferred stock.

Conversion of Preferred Stock

If the prospectus supplement relating to any depositary shares that we may sell under this prospectus states that the underlying preferred stock is convertible into our common stock or other securities, the following will apply. The depositary shares, as such, will not be convertible into any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions that direct us to cause conversion of the preferred stock represented by the depositary shares into or for whole shares of our common stock or other securities, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, we will cause the conversion using the same procedures as those provided for conversion of the underlying preferred stock. If only some of a holder’s depositary shares are converted, a new depositary receipt or receipts will be issued to the holder for any depositary shares not converted.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective until 90 days after notice of that amendment has been given to the holders. Each holder of depositary shares at the time any amendment becomes effective shall be deemed to consent and agree to that amendment and to be bound by the deposit agreement as so amended. The deposit agreement may be terminated by us or by the depositary only if all outstanding depositary shares have been redeemed or converted into any other securities into which the underlying preferred stock is convertible or there has been a final distribution, including to holders of depositary receipts, of the underlying preferred stock in connection with our liquidation, dissolution, or winding up.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We also will pay charges of the depositary in connection with the initial deposit of the preferred stock, the initial issuance of the depositary shares, any redemption of the preferred stock, and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income, and other taxes and governmental charges and other specified charges as provided in the deposit arrangement for their accounts. If these charges have not been paid, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt.

Limitation on Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance of our respective duties under the deposit agreement without, in our case, negligence or bad faith or, in the case of the depositary, negligence or willful misconduct. We and the depositary may rely upon advice of counsel or accountants, or upon information provided by persons presenting the underlying preferred stock for deposit, holders of depositary receipts, or other persons believed by us in good faith to be competent and on documents believed to be genuine.

Corporate Trust Office of Preferred Stock Depositary

The preferred stock depositary’s corporate trust office will be set forth in the applicable prospectus supplement relating to a series of depositary shares. The preferred stock depositary will act as transfer agent and registrar for depositary receipts, and, if shares of a series of preferred stock are redeemable, the preferred stock depositary will act as redemption agent for the corresponding depositary receipts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50,000,000.

Reports to Holders

We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary, and it will forward those reports and communications to the holders of depositary shares. Upon request, the preferred stock depositary will provide for inspection to the holders of depositary shares the transfer books of the depositary and the list of holders of receipts; provided that any requesting holder certifies to the preferred stock depositary that such inspection is for a proper purpose reasonably related to such person’s interest as an owner of depositary shares evidenced by the receipts.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Atlanticus Holdings Corporation, a Georgia corporation, excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

We may issue debt securities, either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations, and, unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. Any secured debt or other secured obligations will be effectively senior to the debt securities of any series to the extent of the value of the assets securing such debt or other obligations.

The debt securities will be issued under an indenture between us and a trustee named in a prospectus supplement. We have summarized select portions of the indenture below. This summary may not contain all of the information that is important to you. The form of the indenture has been filed as an exhibit to the registration statement. To access a copy of the indenture, see “Where You Can Find More Information.” Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

The indenture will not limit the amount of debt securities that we may issue. The indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors or a committee thereof and set forth or determined in the manner provided in a resolution of our board of directors or a committee thereof, in an officer’s certificate or by a supplemental indenture.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The applicable prospectus supplement and/or free writing prospectus will describe any additional or different terms of the debt securities being offered, including, without limitation, the following, as applicable:

●	the title and type of the debt securities;

●	the ranking of the debt securities, including whether the debt securities will be senior or subordinated debt securities, and the terms on which they are subordinated;

●	the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of the debt securities;

●	the price or prices at which we will sell the debt securities;

●	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

●	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

●

the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

●	the right, if any, to extend the interest payment periods and the duration of that extension;

●	the manner of paying principal and interest and the place or places where principal and interest will be payable;

●	provisions for a sinking fund, purchase fund or other analogous fund, if any;

●

the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities, including any redemption dates, prices, obligations and restrictions on the debt securities;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●

the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

●	any conversion or exchange features of the debt securities;

●	whether and upon what terms the debt securities may be defeased;

●

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any events of default or covenants in addition to or in lieu of those set forth in the indenture;

●	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

●	whether the debt securities will be guaranteed as to payment or performance;

●	a discussion of certain U.S. federal income tax considerations; and

●

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.” We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

A holder may present debt securities for exchange and may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide those services to the holders without charge, although the holder may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities may bear interest at a fixed rate or a floating rate.

Certain Terms of the Debt Securities

Covenants. We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

●	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the indenture);

●	we are the surviving corporation or the successor entity assumes our obligations on the debt securities and under the indenture; and

●	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing.

No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. The following are events of default under the indenture for any series of debt securities:

●	failure to pay interest on any debt securities of such series when due and payable, if that default continues for a period of 90 days (or such other period as may be specified for such series);

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failure to pay principal on the debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

●

default in the performance of or breach of any of our covenants or agreements in the indenture applicable to debt securities of such series (other than a covenant breach which is specifically dealt with elsewhere in the indenture) and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the debt securities of such series;

●

certain events of bankruptcy or insolvency, whether or not voluntary, and, in the case of an order or decree in an involuntary proceeding, such order or decree remains unstayed and in effect for a period of 90 days; and

●	any other event of default provided for in such series of debt securities as may be specified in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities, except as noted in the subsequent paragraph, necessarily constitutes an event of default with respect to any other series of debt securities.

If an event of default other than an event of default specified in the fourth bullet point immediately above occurs with respect to a series of debt securities and is continuing under the indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

If an event of default specified in the fourth bullet point immediately above occurs and is continuing, the entire principal amount of and accrued interest on each series of debt securities then outstanding shall become immediately due and payable.

Unless otherwise specified in the prospectus supplement relating to a series of debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the debt securities of such series affected by the default, each series voting as a separate class. Furthermore, prior to a declaration of acceleration and subject to various provisions in the indenture, the holders of a majority in aggregate principal amount of a series of debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such debt securities and its consequences, except a default in the payment of principal of or interest on such debt securities or in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holders of each such debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such debt securities shall be deemed to have been cured, for every purpose of the indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

The holders of a majority in aggregate principal amount of a series of debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of debt securities. A holder may not pursue any remedy with respect to the indenture or any series of debt securities unless:

●	the holder gives the trustee written notice of a continuing event of default with respect to debt securities of that series;

●	the holders of at least 25% in aggregate principal amount of such series of debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

●	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

●	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

●	during such 60-day period, the holders of a majority in aggregate principal amount of such series of debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a debt security to receive payment of the principal of and interest on such debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the debt securities, which right shall not be impaired or affected without the consent of the holder.

The indenture requires certain of our officers to certify, on or before a fixed date in each year in which any debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the indenture.

Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of debt securities if:

●	we pay or cause to be paid, as and when due and payable, the principal of and any interest on all debt securities of such series outstanding under the indenture;

●	we deliver to the trustee for cancellation all debt securities of any series theretofore authenticated (other than securities that have been destroyed, lost or stolen); or

●

all debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year) and we deposit in trust a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of debt securities issued under the indentures.

Legal Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:

●

We deposit in trust for the benefit of all direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

●

We deliver to the trustee a legal opinion of our counsel confirming there was a change in current U.S. federal income tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holder to be taxed on the debt securities any differently than if we did not make the deposit and instead paid the amounts due on the debt securities as and when due.

If we ever did accomplish legal defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. The holders could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Without any change of current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, the holder would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

●

We must deposit in trust for the benefit of all direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

●

We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the holder to be taxed on the debt securities any differently than if we did not make the deposit and instead paid the amounts due on the debt securities as and when due.

If we accomplish covenant defeasance, the holders can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, the holders may not be able to obtain payment of the shortfall.

Modification and Waiver. We and the trustee may amend or supplement the indenture or the debt securities without the consent of any holder:

●	to convey, transfer, assign, mortgage or pledge any assets as security for the debt securities of one or more series;

●

to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the indenture;

●

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

●

to cure any ambiguity, defect or inconsistency in the indenture or in any supplemental indenture or to conform the indenture or the debt securities to the description of debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

●	to provide for or add guarantors with respect to the debt securities of any series;

●	to establish the form or forms or terms of the debt securities as permitted by the indenture;

●

to evidence and provide for the acceptance of appointment under the indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the indenture by more than one trustee;

●	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of debt securities;

●	to make any change to the debt securities of any series so long as no debt securities of such series are outstanding; or

●	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the indenture or the debt securities issued may be made, and our compliance with any provision of the indenture with respect to any series of debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding debt securities of all series affected by the amendment or modification (voting together as a single class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

●	extends the final maturity of any debt securities of such series;

●	reduces the principal amount of on any debt securities of such series;

●	reduces the rate or extends the time of payment of interest on any debt securities of such series;

●	reduces the amount payable upon the redemption of any debt securities of such series;

●	changes the currency of payment of principal of or interest on any debt securities of such series;

●	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

●	waives a default in the payment of principal of or interest on the debt securities;

●

changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any debt securities of such series on or after the due date therefor;

●

modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each debt security of such series affected by the modification; or

●

reduces the above-stated percentage of outstanding debt securities of such series whose holders must consent to a supplemental indenture or to modify or amend or to waive certain provisions of or defaults under the indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

No Personal Liability of Incorporators, Shareholders, Officers, and Directors. The indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the indenture or any supplemental indenture, or in any of the debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, shareholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the debt securities, waives and releases all such liability.

Concerning the Trustee. The indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and the provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

We may have normal banking relationships with the trustee or its affiliates in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the debt securities that remain unclaimed for two years after the date upon which such principal, premium or interest became due and payable will be repaid to us. Thereafter, any right of any holder of debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock, preferred stock, warrants, depositary shares, or debt securities to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms of the rights and the offering, including, to the extent applicable, the following:

●	the date of determining the security holders entitled to the rights distribution;

●

the aggregate number of rights issued and the aggregate number of shares of common stock, preferred stock or depositary shares or the amount of warrants or debt securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering; and

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire.

The prospectus supplement also will include a discussion of any material U.S. federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the number of shares of common stock, preferred stock or depositary shares or amount of warrants or debt securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, warrants, purchase contracts, depositary shares and/or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, warrants, purchase contracts, depositary shares, debt securities, or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

The prospectus supplement relating to any units that we offer will include specific terms of the units and the offering, including, to the extent applicable, the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The prospectus supplement also will include a discussion of any material U.S. federal income tax considerations.

The provisions described in this section, as well as those described under “Description of Common Stock and Preferred Stock,” “Description of Warrants,” “Description of Purchase Contracts,” “Description of Depositary Shares” and “Description of Debt Securities” will apply to each unit and to any common stock, preferred stock, warrant, purchase contract, depositary share or debt securities included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of its agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

CERTAIN ANTI-TAKEOVER PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS AND GEORGIA LAW

The following is a summary of certain anti-takeover provisions of our Articles of Incorporation and Bylaws and Georgia law. These provisions could make the acquisition of our company more difficult by means of a tender or exchange offer, a proxy contest or otherwise. The following summary may not contain all of the information that may be important to you. This summary is qualified by reference to Georgia law, including the GBCC, and our Articles of Incorporation and Bylaws. To access copies of our Articles of Incorporation and Bylaws, see “Where You Can Find More Information.”

Special Meetings of Shareholders

Special meetings of shareholders may be called by shareholders only upon the written demand of holders of at least 25% of our outstanding capital stock.

Advance Notice of Director Nominations and Shareholder Proposals

Our Bylaws include advance notice and informational requirements and time limitations on any director nomination or any new proposal that a shareholder wishes to make at an annual meeting of shareholders. Generally, a shareholder’s notice of a director nomination or proposal will be timely if delivered to our corporate secretary at our principal executive offices no earlier than 120 days and no later than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. In the event that an annual meeting of shareholders is called for a date that is not within 60 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, the written notice must be received not later than the close of business on the tenth day following the earlier of (1) the date on which notice of the annual meeting date was mailed or (2) the date public disclosure of the meeting date was made.

Blank Check Preferred Stock

As discussed above, our board of directors is authorized pursuant to our Articles of Incorporation to establish one or more additional series of preferred stock without shareholder approval. We believe that the ability of our board of directors to issue one or more series of preferred stock provides us with flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which may arise. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by our shareholders, unless that action is required by applicable law or the rules of any stock exchange on which our securities may be listed or traded.

Anti-Takeover Provisions of the GBCC

The GBCC restricts certain business combinations with “interested shareholders” and contains fair price requirements applicable to certain mergers with “interested shareholders” that are summarized below. The restrictions imposed by these statutes do not apply to a corporation unless it elects to be governed by these statutes. Although we have not elected to be covered by such restrictions, we may do so in the future.

The Georgia business combination statute (the “Business Combination Statute”) regulates business combinations such as mergers, consolidations, share exchanges and asset purchases where the acquired business has at least 100 shareholders residing in Georgia and has its principal office in Georgia, and where the acquiror became an “interested shareholder” of the corporation, unless either (i) the transaction resulting in such acquiror becoming an “interested shareholder” or the business combination received the approval of the corporation’s board of directors prior to the date on which the acquiror became an “interested shareholder,” or (ii) the acquiror became the owner of at least 90% of the outstanding voting stock of the corporation (excluding shares held by directors, officers and affiliates of the corporation and shares held by certain other persons) in the same transaction in which the acquiror became an “interested shareholder.” For purposes of the Business Combination Statute, an “interested shareholder” generally is any person who directly or indirectly, alone or in concert with others, beneficially owns or controls 10% or more of the voting power of the outstanding voting shares of the corporation. The Business Combination Statute prohibits business combinations with an unapproved “interested shareholder” for a period of five years after the date on which such person became an “interested shareholder.” The Business Combination Statute is broad in its scope and is designed to inhibit unfriendly acquisitions.

The Georgia fair price statute (the “Fair Price Statute”) prohibits certain business combinations between a Georgia business corporation and an “interested shareholder” unless (i) certain “fair price” criteria are satisfied, (ii) the business combination is unanimously approved by the continuing directors, (iii) the business combination is recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by holders of voting shares, other than voting shares beneficially owned by the “interested shareholder,” or (iv) the “interested shareholder” has been such for at least three years and has not increased this ownership position in such three-year period by more than 1% in any twelve-month period. The Fair Price Statute is designed to inhibit unfriendly acquisitions that do not satisfy the specified “fair price” requirements.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus: (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, (iv) through a block trade in which the broker or dealer engaged to handle the block will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction, or (v) through a combination of any of these methods. In addition, we may issue the securities being offered by this prospectus as a dividend or distribution. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will describe the terms of the offering, including the following information:

●	the type and amount of securities we are offering;

●	the terms of the offering;

●	any securities exchanges on which the securities may be listed;

●	the names of any underwriters, agents or dealers;

●	the name or names of any managing underwriter or underwriters;

●	the method of distribution of the securities we are offering;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts and commissions or agency fees and commissions and other items constituting underwriters’ or agents’ compensation;

●	any initial public offering price; and

●	any discounts or concessions allowed or reallowed or paid to dealers.

Sales through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we or an underwriter will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Our common stock is listed on the NASDAQ Global Select Market. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NASDAQ Global Select Market, subject to official notice of issuance. Unless the applicable prospectus supplement states otherwise, each other class or series of securities issued will be a new issue and will have no established trading market. We may elect to list any other class or series of securities on an exchange, but we are not currently obligated to do so. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter also may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents also may use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We also may make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect to such liabilities. The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business. We will describe in the prospectus supplement the nature of any such relationship and the name of the parties involved. Any lockup arrangements will be set forth in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Troutman Pepper Hamilton Sanders LLP, 600 Peachtree Street, N.E., Suite 3000, Atlanta, Georgia 30308-2216. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities being offered by this prospectus. The registration statement, including exhibits, contains additional relevant information about us and the securities. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any document may not include all of the information that is important to you and, in each instance, we refer you to the copy of the document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that are filed electronically with the SEC. These documents are also available, free of charge, on our Internet website, www.atlanticus.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Statements contained in this prospectus, or in any document incorporated by reference in this prospectus regarding the contents of any document, are qualified in their entirety by reference to that document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this prospectus documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. In addition, some information that we file with the SEC after the date of this prospectus will automatically update, and in some cases supersede, the information contained or otherwise incorporated by reference in this prospectus. We incorporate by reference in this prospectus the documents listed below:

●	Our Annual Report on Form 10-K for the year ended December 31, 2020 (as filed on March 31, 2021);

●	Our Current Reports on Form 8-K filed on February 1, 2021 and March 22, 2021; and

●

The description of our common stock included in our Registration Statement on Form S-4 filed on May 22, 2009 (File No. 333-159456), including any amendment or report filed for the purpose of updating such description.

Also incorporated by reference into this prospectus are all documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of filing of this registration statement and prior to the termination of the offering of the securities to which this prospectus relates. These documents include reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, as well as proxy statements. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

Atlanticus Holdings Corporation

Attn: Secretary

Five Concourse Parkway, Suite 300

Atlanta, Georgia 30328

Telephone: (770) 828-2000

ATLANTICUS HOLDINGS CORPORATION

% Senior Notes Due 2026

Joint Book-Running Managers

B. Riley Securities	Janney Montgomery Scott	Ladenburg Thalmann	William Blair

Lead Manager

EF Hutton, division of Benchmark Investments, LLC

Co-Managers

Aegis Capital Corp.	Brownstone Investment Group	InspereX	Maxim Group LLC

November     , 2021